Exhibit 99.1

Date: November 17, 2021

News Release – Director Appointments

Parks! America, Inc. Announces Board of Director Appointments

● Lisa Brady and Rick Ruffolo Appointed Directors

PINE MOUNTAIN, Georgia, November 17, 2021 – Parks! America, Inc. (OTCPink: PRKA), today announced that effective November 12, 2021, the Board of Directors of the Company appointed Lisa Brady and Rick Ruffolo to fill vacancies on its Board of Directors.

Lisa Brady

Lisa Brady brings more than a decade of experience in the entertainment, leisure, and hospitality industry with executive-level experience in strategic planning, mergers and acquisitions, investor relations, financial modeling, and real estate development. Ms. Brady started her career as a sell-side analyst at KeyBank Capital markets, covering the leisure and hospitality sector. Upon joining Cedar Fair Entertainment Company (“FUN”), Ms. Brady played an integral role within investor relations, leading communications efforts with both the sell-side and buy side. Ms. Brady was promoted to the Director of Business Development where she served as a key leader in the company’s strategic growth initiatives. Ms. Brady is 35 years old, and graduated summa cum laude from Penn State University and received the John Zahniser Female Scholar Athlete Award. Ms. Brady and her husband have three daughters and enjoy exploring national parks.

Rick Ruffolo

Rick Ruffolo brings three decades of consumer goods, specialty retail, marketing, innovation, and executive leadership experience. In his first twenty years, Mr. Ruffolo held brand management roles at P&G, SC Johnson, and Nestle Purina, as well as senior executive roles leading the brand, marketing, and innovation departments at Yankee Candle and Bath & Body Works where he received multiple patents including for the multi-billion dollar launch of the Wallflowers home fragrance business. In the last ten years, as CEO & President, Mr. Ruffolo has led the successful turnaround and growth of several private equity-backed portfolio companies including Sensible Organics, CR Brands, Enviroscent, and Phelps Pet Products. Mr. Ruffolo is a dual citizen of the U.S. and Italy. Mr. Ruffolo is 53 years old, and graduated summa cum laude in marketing and business administration from the University of Dayton and received his MBA with honors from Washington University in St. Louis. Mr. Ruffolo was a NCAA Division I athlete and is a long-time volunteer AAU and CYO basketball and soccer coach. Rick and his wife, Tina, have been married for thirty years, and have five children.

“The existing members of the Park! America, Inc. Board of Directors are pleased to welcome two individuals with distinguished business careers,” commented Dale Van Voorhis, Chairman & CEO. “Ms. Brady has significant sell-side and buy side capital markets experience, as well as strategy, mergers and acquisitions and real estate development experience in the attractions industry. Mr. Ruffolo brings strong marketing, product innovation and development experience in consumer products, as well as executive management experience with private equity-backed portfolio companies. We believe the addition of Ms. Brady and Mr. Ruffolo significantly enhances the aggregate perspective, capability and business experience of the Parks! America, Inc. Board, providing us with additional bandwidth to pursue our long-term objectives of growth and expansion, focused on enhancing overall stockholder value.”

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About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional theme parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, as well as the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas, which was acquired on April 27, 2020.

Additional information, including our Form 10-K for the fiscal year ended September 27, 2020, is available on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains certain “forward-looking statements” within the meaning of U.S. securities laws. You are cautioned to not place undue reliance on these forward-looking statements; actual results or outcomes could differ materially due to factors including, but not limited to: general market conditions, adverse weather, and industry competition. Additional risks have been added to the Company’s business by the near-term and long-term impacts of the COVID-19 pandemic on the operations of its Parks, including customers perceptions of engaging in the activities involved in visiting its Parks, its ability to hire and retain associates in light of the issues posed by the COVID-19 pandemic, and its ability to maintain sufficient cash to fund operations due to the potential negative impact on its revenues associated with disruptions in demand as a result of the pandemic. The Company believes that expectations reflected in forward-looking statements are reasonable, however it can give no assurances that such expectations will be realized, and actual results could differ materially. The Company assumes no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2020.

Contact:	Todd R. White
Chief Financial Officer
(706) 663-8744
todd.white@animalsafari.com

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